                                                                    EXHIBIT 21.1


Subsidiaries
                                                              JURISDICTION OF            DIRECT("D")
COMPANY NAME AND ADDRESS(1)          D/B/A                    ORGANIZATION               /INDIRECT ("I")
---------------------------          -----                    ---------------            ---------------

Anderson Interconnect, Inc.                                   Massachusetts              D
13 Pratts Junction Road
Sterling, MA  01564-0579

Halmar Robicon Group, Inc.           Robicon                  Pennsylvania               D
500 Hunt Valley Drive
New Kensington, PA  15068

Datcon Instrument Company                                     Pennsylvania               D
1811 Rohrerstown Road
Lancaster, PA  17601

Physical Electronics, Inc.                                    Delaware                   D
6509 Flying Cloud Drive
Eden Prairie, MN  55344

HIVEC Holdings, Inc.                                          Delaware                   D
401 Edgewater Drive, Suite
680
Wakefield, MA  01880-6210

HVEC, Inc.                                                    California                 D
401 Edgewater Drive, Suite
680
Wakefield, MA  01880-6210

HIVEC B.V.                           Anderson Ireland,        The Netherlands            I
Amersterdamseweg 63                  HIVEC Ireland
3812 RR Amersfoort
P.O. Box 99, 3800AB
Amersfoort
The Netherlands

High Voltage Engineering                                      The Netherlands            I
Europa B.V.
Amersterdamseweg 63
3812 RR Amersfoort
P.O. Box 99, 3800AB
Amersfoort
The Netherlands

Aproma A.G.                                                   The Netherlands            I
Amersterdamseweg 63
3812 RR Amersfoort
P.O. Box 99, 3800AB
Amersfoort
The Netherlands

Crisrolo S.L.                                                 Spain                      I
c/ Valencia 229
Barcelona, Spain



---------------

    (1) High Voltage Engineering Corporation is located at 401 Edgewater Place, Suite 680, Wakefield, MA 01880-6210. It does business under the names High Voltage Engineering Corporation, General Eastern Instruments Co. and Natvar. High Voltage Engineering Corporation is organized under the laws of Massachusetts.

Industrias Jorda, S.L.                                  Spain            I
c/ Progreso 32
Rubi, Barcelona
Spain